UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 25, 2010

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

10 S. First Avenue
Walla Walla, Washington  99362
(Address of principal executive offices and zip code)

(509) 527-3636
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)     Appointment of New Director

On May 25, 2010, Banner Corporation (the “Company”) appointed Mark J. Grescovich to the Board of Directors of the Company effective May 25, 2010.  Mr. Grescovich has served as President of the Company and the Company’s subsidiary financial institution, Banner Bank (“Bank”), and as a director of the Bank since April 6, 2010.  Because Mr. Grescovich is a member of management, it is not anticipated that he will serve on any committees of the Board of Directors. In connection with his appointment as a director of the Company, Mr. Grescovich has signed an indemnification agreement with the Company, the form of which agreement was previously included as an exhibit to the Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 29, 2010, and is incorporated herein by reference.

As previously disclosed in a Form 8-K dated April 6, 2010, there are no family relationships between Mr. Grescovich and any director or other executive officer of the Company and the Bank and he was not appointed as a director pursuant to any arrangement or understanding with any person. Mr. Grescovich has not engaged in any transaction with the Company or the Bank that would be reportable as a related party transaction under the rules of the SEC.

Item 9.01 Financial Statements and Exhibits

(d)         Exhibits

The following exhibit is being furnished herewith and this list shall constitute the exhibit index:

10.1	Form of Indemnification Agreement (incorporated by reference to the exhibit filed with the Form 8-K on January 29, 2010)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANNER CORPORATION

Date: May 26, 2010	By: /s/D. Michael Jones
D. Michael Jones
Chief Executive Officer

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